As filed with the Securities and Exchange Commission on March 24, 2010.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————————
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
——————————

RC2 CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
——————————

Delaware	36-4088307
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
 (630) 573-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

CURTIS W. STOELTING
Chief Executive Officer
RC2 Corporation
1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
Telephone (630) 573-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

James M. Bedore, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street, Suite 1700 Milwaukee, Wisconsin 53202 (414) 298-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐                                                                                                 Accelerated Filer ☒

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)                 Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered (1)(2)	Amount to be Registered (1)(2)(4)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share Debt Securities Warrants Purchase Contracts Rights Units TOTAL	$100,000,000		$100,000,000	$7,130

(1)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3.  The proposed maximum offering price per class of security registered will be determined from time to time by RC2 Corporation in connection with, and at the time of, the issuance by RC2 Corporation of the securities registered hereunder.

(2)
Includes an indeterminate number of securities that my be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exchange, conversion or exchange which shall have an initial aggregate offering price not to exceed $100,000,000

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The maximum aggregate offering price of the securities to be registered will not exceed $100,000,000.
(4)
With respect to debt securities, excludes accrued interest and accrued amortization of discount, if any, to the date of delivery.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $100,000,000 less the value of securities previously issued hereunder.

____________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Prospectus

Subject To Completion, March 24, 2010

$100,000,000

RC2 Corporation
Common Stock
Debt Securities
Warrants
Purchase Contracts
Rights
Units
____________________

We may offer from time to time to sell our securities in one or more classes and in amounts, at prices and on terms that we will determine at the times of the offerings.  The aggregate offering price of our securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on the NASDAQ Global Select Market under the symbol "RCRC."  On March 24, 2010 the closing price of our common stock was $15.31.

Investing in our securities involves risks.  See "Risk Factors" on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________

March 24, 2010

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a "shelf" registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where You Can Find More Information About Us."

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide to you.  We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus we may provide to you.  This prospectus, the accompanying prospectus supplement and any free writing prospectus we may provide to you do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

When used in this prospectus, the terms "we," "our," "us," "RC2 Corporation" and "RC2" means RC2 Corporation and its subsidiaries, unless the context indicates another meaning, and the term "common stock" means shares of our common stock, par value $0.01 per share.

ABOUT RC2 CORPORATION

We are a leading designer, producer and marketer of a broad range of innovative, high-quality products for mothers, infants and toddlers, as well as toys and collectible products sold to preschoolers, youths and adults.  Our leadership position is measured by sales and brand recognition.  Our mother, infant, toddler and preschool products are marketed under our Learning Curve® family of brands, which includes The First Years® and Lamaze brands, as well as popular and classic licensed properties such as Thomas & Friends, Bob the Builder, Super WHY!, Chuggington, Dinosaur Train, John Deere, Disney’s Winnie the Pooh, Princesses, Cars, Fairies and Toy Story, and other well-known properties.  We market our youth and adult products primarily under the Johnny Lightning® and Ertl® brands.  We reach our target consumers through multiple channels of distribution supporting more than 25,000 retail outlets throughout North America, Europe, Australia, Asia Pacific and South America.

We market a significant portion of our products with licenses from other parties.  A significant element of our strategy depends on our ability to identify and obtain licenses for recognizable and respected brands and properties.  Our licenses reinforce our brands and establish our products' overall appeal with consumers, and in some cases, provide for new product development opportunities and expanded distribution channels.  Our licenses are generally limited in scope and duration and authorize the sale of specific licensed products, generally on a nonexclusive basis. We have entered into agreements to license such properties from, among others, Disney Consumer Products, Inc., HIT Entertainment (relating to its Thomas & Friends and Bob the Builder properties),  John Deere Shared Services, Inc., Ludorum plc (relating to the Chuggington property), The Jim Henson Company, Inc. (related to its Dinosaur Train property), Out of the Blue Worldwide LLC (relating to its Super WHY! property) and Lamaze International, Inc.

        We market our products through multiple channels of distribution in order to maximize our sales opportunities for our broad product offering.  Products with lower price points are generally sold in chain retailer channels and higher-priced products are typically sold in hobby, collector and independent toy stores, and through wholesalers and original equipment manufacturers (OEMs).  We believe we have a leading position in multiple distribution channels and that this position extends the reach of our products to consumers and mitigates the risk of concentration by channel or customer.

We are a Delaware corporation that was originally formed in April 1996 as a holding company to combine the domestic operations of a privately-held Illinois corporation formed in 1989 and the foreign operations of four affiliated foreign corporations.  We were originally named Collectible Champions, Inc.  In 1997, we changed our name to Racing Champions Corporation before our initial public offering.  In 2002, we changed our name to Racing Champions Ertl Corporation to reflect our integration of the business of The Ertl Company, Inc.  In 2003, following our acquisition of Learning Curve International, Inc., we changed our name to RC2 Corporation.

         Our principal executive offices are located at 1111 West 22nd Street, Suite 320, Oak Brook, Illinois 60523, and our telephone number is (630) 573-7200.  We maintain our corporate web site at www.rc2.com.  Information on our web site is not part of this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk.  Before purchasing any of our securities offered by this prospectus or a prospectus supplement, you should carefully consider the risks described in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus, as described below under "Where You Can Find More Information About Us" and in any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an accompanying prospectus supplement and the documents that are incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as "anticipate," "believe," "could," "expect," "intend," "may," "planned," "potential," "should," "will," "would" or the negative of those terms or other words of similar meaning.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties.  You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.  Before you invest in the securities, you should be aware that the occurrence of the events described in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition.  The forward-looking statements contained or incorporated by reference in this prospectus or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing capital expenditures and acquisitions. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Years Ended December 31,

	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges(1)	11.22x	12.46x	8.96x	(2)	8.37x

(1)
For purposes of calculating the ratios of earnings to fixed charges, earnings before taxes, minority interests and fixed charges are divided by fixed charges. "Fixed charges" represent interest and one-third of rental expense (which we estimate to be the interest component of rental expense).

(2)	Fixed charges exceeded adjusted loss by $241.5 million. The adjusted loss includes impairment of goodwill and other intangible assets of $255.9 million.

DESCRIPTION OF COMMON STOCK

        The following is a summary description of the terms of our common stock.  It may not contain all the information that is important to you.  For additional information, you should look at our Amended and Restated Certificate of Incorporation, or certificate of incorporation, and Amended and Restated By-Laws, or by-laws, copies of which are on file with the Commission as exhibits to periodic reports previously filed by us. See "Where You Can Find More Information About Us."

Each prospectus supplement for the offer of shares of our common stock will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the NASDAQ Global Select Market or other exchange that the common stock is then listed, including a recently reported last sale price of our common stock.

Our authorized common stock consists of 28,000,000 shares of common stock, par value $0.01 per share.  At March 11, 2010, we had 21,433,224 shares of our common stock outstanding and held of record by 134 stockholders.  In addition, at March 11, 2010, options and stock-settled stock appreciation rights to purchase an aggregate of 2,606,048 shares of our common stock were outstanding.

All shares of our common stock currently outstanding are, and the shares of common stock offered by this prospectus will, when issued, be validly issued and fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

Voting

Holders of our common stock are entitled to one vote per share and vote together as a single class, except where a separate class vote is required under Delaware law.

Dividends

The terms of our current credit agreement restrict payment of cash dividends.  Additionally, any indentures for debt securities issued in the future and any credit agreements entered into in the future may restrict or prohibit the payment of cash dividends.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement.  This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

       We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus.  The prospectus supplement will set forth, to the extent applicable, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and premium and interest on, the debt securities will be payable;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	the terms, if any, of subordination of the debt securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

        Unless otherwise specified in the prospectus supplement:

●	the debt securities will be registered debt securities; and

●	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof.

         Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

         Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

         We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

         In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

         We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement.  We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.  However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities.  Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

         No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor qualified to act as a depositary within 90 days of such event;

●	we execute and deliver to the trustee a certificate that such global security shall be exchangeable;

●	an event of default is continuing; or

●	any other circumstances described in a prospectus supplement occur.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture.  Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security.  Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global security.

         Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons who may hold beneficial interests through participants.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.  Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.  The depositary policies and procedures may change from time to time.  Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

         The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement.  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date.  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.  However, at our option, we may pay interest by mailing a check to the record holder.

        We may also name any other paying agents in the prospectus supplement.  We may designate additional paying agents, change paying agents or change the office of any paying agent.  However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us.  Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

         Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series within 30 days following the due date;

(3)	default in the performance or breach of any covenant or warranty in the indenture continuing for 90 days after being given the notice required in the indenture;

(4)	our bankruptcy, insolvency or reorganization; and

(5)	any other event of default specified in the prospectus supplement.

        An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

         If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately.

         If an event of default described in clause (4) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become immediately due and payable.  Any payment by us on subordinated debt securities following any such acceleration will be subject to any applicable subordination provisions.  See "Subordinated Debt Securities" below.

         At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, by written notice to us and the trustee, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal and interest, if any, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee satisfactory indemnity.  Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

         A holder will not have any right to institute any proceeding with respect to the indenture, or to appoint a receiver or a trustee, or to any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders, however, have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment without following the procedures listed in (1) through (3) above.

         We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

         Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

         However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

●	waive a redemption payment or modify any of the redemption provisions of any debt security; or

●
if the holders of the debt securities are entitled to the benefit of any guarantee, release any guaranty of the debt securities other than as provided in the indenture or modify the guarantee in any manner adverse to the holder.

         Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

●	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

●	to conform the text of the indenture to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indenture;

●	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

●	to add guarantees with respect to the debt securities of any series and allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

●	to add additional obligors under the indenture and the securities.

        The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

        The indenture contains a provision that, unless otherwise provided by the terms of the applicable series of debt securities, permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and from the consequences of a default or event of default resulting from a breach of all covenants other than the obligation to pay principal and interest.

         To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities.  This deposit may be made in cash and/or U.S. government obligations.  As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

         If any of the above events occurs, the holders of debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

         Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

         The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.

Subordinated Debt Securities

         Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase our debt or equity securities.  We may issue warrants independently or together with any offered securities and the warrants may be attached to or separate from those offered securities.  We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

         The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

●	the currency or currencies in which the warrants are exercisable;

●	the terms of any mandatory or optional redemption or call provisions;

●	the identity of the warrant agent;

●	if applicable, the maximum or minimum number of warrants which may be exercised at any time; and

●	information with respect to book-entry procedures, if any.

Exercise of Warrants

         Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants.  After the close of business on the expiration date, unexercised warrants will become void.

         Warrants may be exercised as set forth in the prospectus supplement relating to the warrants.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities which the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

         Until the exercise of their warrants for debt or equity securities, holders of warrants will not have rights as a holder of the debt or equity securities, as the case may be, by virtue of such holder’s ownership or warrants.

DESCRIPTION OF PURCHASE CONTRACTS

         We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified or varying number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts.  Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or other securities. The price per share of the securities and the number of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.  The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, warrants or debt obligations of third parties, including U. S. treasury securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units.  The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.  The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or refunded on some basis.  The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

        The description in the prospectus supplement will be a summary of the material terms and provisions of the purchase contracts.  It may not contain all of the information that is important to you.  Reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts, for additional information regarding the purchase contracts.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock.  The rights may or may not be transferable by the persons purchasing or receiving the rights.  In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

         The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations

        Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

         If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus.  Units may be offered independently or together with common stock, debt securities, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

         We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

         We may issue units consisting of common stock, debt securities, rights, warrants, or any combination thereof.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

         The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Rights " will apply to each unit and to any common stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

         Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

         We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

         We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;

●	through brokers or dealers;

●	through agents

●	directly to one or more purchasers; and/or

●	any combination of these methods of sale.

         We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

         If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

         If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

         The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

         We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

         We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

         Each series of securities will be a new issue and, other than the common stock, which is listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

         The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

 The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER DOCUMENTS

Indemnification

 Our directors and officers are entitled to statutory rights to be indemnified by us against certain liabilities and expenses if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, except if a director or officer is determined by a court to be liable to us in a derivative action, then the director or officer is not entitled to be indemnified unless the court in which such action was brought determines in view of all of the circumstances of the case that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Our by-laws provide for mandatory indemnification of our directors and officers to the full extent of these statutory rights.  To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Delaware Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

●	Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

LEGAL MATTERS

         The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

EXPERTS

         The consolidated financial statements and schedule of RC2 Corporation as of December 31, 2008 and 2009, and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

         We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.

        The Commission allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K.

         RC2 Corporation SEC Filings (File No. 000-22635):

●	our annual report on Form 10-K for the year ended December 31, 2009;

●	our current reports on Form 8-K filed on January 6, 2010 and March 3, 2010; and

●	the description of our common stock contained in our registration statement on Form 8-A, filed on June 2, 1997, including any amendments or reports filed for the purpose of updating the description.

        These documents may also be accessed on our website at www.rc2.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

         We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:

RC2 Corporation
1111 West 22nd Street, Suite 320
Oak Brook, IL 60523
Attention: Secretary
(630) 573-7200

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by RC2 Corporation in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
SEC registration fee	$7,130
Printing expenses	50,000
Legal fees and expenses	150,000
Accounting fees and expenses	30,000
Miscellaneous expenses	50,000
Total	$287,130
__________

The expenses listed above assume that all of the securities registered by this registration statement will be issued in one transaction.  If we issue the securities in more than one transaction, the expenses listed above may increase.

Item 15.   Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of RC2 Corporation (the "Company"), the Amended and Restated By-Laws of the Company (the "By-Laws") and the Delaware General Corporation Law ("DGCL").  This description is qualified in its entirety by reference to the Certificate of Incorporation, the By-Laws and the DGCL.

The Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director.  The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the DGCL or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Under section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  With respect to actions by or in the right of the corporation as a derivative action, section 145 of the DGCL provides that a corporation may indemnify directors, officers and other persons as described above, except if such person has been adjudged to be liable to the corporation, unless the court in which such action or suit was brought determines in view of all of the circumstances of the case that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article V of the By-Laws provides for the mandatory indemnification of directors, officers, employees or agents of the Company to the full extent permitted by the DGCL.  The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

Section 145 of the DGCL permits and Article V of the By-Laws authorizes the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL, the Certificate of Incorporation or the By-Laws.

The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16.   Exhibits.

The exhibits are listed in the accompanying Exhibit Index and are filed or incorporated by reference as part of this Registration Statement.

Item 17.   Undertakings.

           (a)  The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                 (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (1)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (2)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)   The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)   The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(g)   If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(h)   In the event that rights or warrants are to be offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on the 22nd day of March, 2010.

RC2 CORPORATION

BY /s/ Curtis W. Stoelting
      Curtis W. Stoelting, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Curtis W. Stoelting and Peter A. Nicholson, and each of them individually, his or her true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Dods	Chairman of the Board, and Director	March 22, 2010
Robert E. Dods
/s/ Curtis W. Stoelting	Chief Executive Officer and Director	March 22, 2010
Curtis W. Stoelting	(Principal Executive Officer)

/s/John S. Bakalar	Director	March 22, 2010
John S. Bakalar

/s/ John J. Vosicky	Director	March 22, 2010
John J. Vosicky

/s/ Paul E. Purcell	Director	March 22, 2010
Paul E. Purcell

/s/ Daniel M. Wright	Director	March 22, 2010
Daniel M. Wright

Signature	Title	Date

/s/ Thomas M. Collinger	Director	March 23, 2010
Thomas M. Collinger

/s/ Michael J. Merriman, Jr.	Director	March 22, 2010
Michael J. Merriman, Jr.

/s/ Linda A. Huett	Director	March 22, 2010
Linda A. Huett

/s/ Peter J. Henseler	Director	March 22, 2010
Peter J. Henseler

/s/ Joan K. Chow	Director	March 22, 2010
Joan K. Chow

/s/ Peter A. Nicholson	Chief Financial Officer (Principal	March 24, 2010
Peter A. Nicholson	Financial and Accounting Officer)

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement.
4.1*	Form of Indenture.
4.2**	Form of Debt Security.
4.3**	Form of Debt Warrant.
4.4**	Form of Equity Warrant.
4.5**	Form of Purchase Contract.
4.6**	Form of Rights Agent Agreement, if any, including form of Rights Certificate
4.7**	Form of Unit Agreement and Unit Certificate
5.1*	Opinion of Reinhart Boerner Van Deuren s.c.
12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this Registration Statement).
24.1*	Powers of Attorney (included on signature page to this Registration Statement).
25.1***	Form T-1 Statement of Eligibility of Trustee.

____________________________

*	Filed herewith.

**	To be filed by amendment or an exhibit to a report on Form 8-K filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.